                                                                     EXHIBIT 4.4

                  HEARST-ARGYLE TELEVISION, INC., as Issuer,

                                      and

      THE SUBSIDIARIES OF HEARST-ARGYLE TELEVISION, INC., as Guarantors,

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



                               ----------------



                         THIRD SUPPLEMENTAL INDENTURE



                         Dated as of February 26, 1998



                               ----------------



                                 $105,000,000



                   9 3/4% Senior Subordinated Notes Due 2005

     THIS THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 26, 1998, is among HEARST-ARGYLE TELEVISION, INC., a Delaware corporation formerly named Argyle Television, Inc. (the "Company"), its Subsidiaries (as more specifically identified on the signature pages hereof, the "Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York bank and trust company, as trustee (the "Trustee").

                                    RECITALS

     The Company, such of the Guarantors as were then subsidiaries of the Company and the Trustee entered into an indenture dated as of October 27, 1995 (the "Indenture") providing for the issuance by the Company of $150 million in principal amount of its 9 3/4% Senior Subordinated Notes (the "Securities") as provided in the Indenture, the payment of which Securities was guaranteed by such Guarantors in the manner provided in the Guarantees set forth in the Indenture.

     The Indenture was supplemented by that certain First Supplemental Indenture dated as of June 1, 1996, wherein two additional Subsidiaries, being KHBS Argyle Television, Inc. (now named KHBS Hearst-Argyle Television, Inc.) and Arkansas Argyle Television, Inc. (now named Arkansas Hearst-Argyle Television, Inc.) executed a Guarantee and became Guarantors.

     In January 1997, WGRZ Argyle Television, Inc., Grand Rapids Argyle Television, Inc., and Buffalo Argyle Television, Inc., each a Subsidiary and a Guarantor, merged with and into WZZM Argyle Television, Inc., also a Subsidiary and a Guarantor, which was then renamed Ohio/Oklahoma Argyle Television, Inc. and is now named Ohio/Oklahoma Hearst-Argyle Television, Inc.

     On August 29, 1997, Providence Argyle Television, Inc., a Subsidiary and a Guarantor, merged with and into WNAC Argyle Television, Inc., also a Subsidiary and a Guarantor, with the surviving corporation being renamed Hearst-Argyle Television Stations, Inc.

     Also on August 29, 1997, the Indenture was supplemented by that certain Second Supplemental Indenture dated as of August 29, 1997, wherein five additional Subsidiaries, being KMBC Hearst-Argyle Television, Inc., WBAL Hearst-Argyle Television, Inc., WCVB Hearst-Argyle Television, Inc., WISN Hearst-Argyle Television, Inc. and WTAE Hearst-Argyle Television, Inc., each executed Guarantees and became Guarantors.

     On December 29, 1997, $45 million in principal amount of the Securities was redeemed pursuant to the Company's right of redemption set forth in Section 1101(b) of the Indenture.

     The Company has offered, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated February 10, 1998 and the related Consent and Letter of Transmittal dated February 10, 1998 (collectively, the "Tender Offer Documents"), to purchase for cash any and all of the outstanding Securities.

     The Company, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, desires to further supplement the Indenture for the purpose of eliminating substantially all the restrictive covenants contained therein.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE
                                   -----------

                                   DEFINITIONS

     Section 101. General. Capitalized terms that are used but not defined
                  -------
herein shall have the meanings ascribed to them in the Indenture.

     Section 102. Elimination. Pursuant to Section 902 of the Indenture, Section
                  -----------
101 (captioned "Definitions") is hereby amended to delete the following terms and the corresponding definitions thereof:

           "Acquired Indebtedness"
           "Asset Swap"
           "Average Life to Stated Maturity"
           "Consolidated Interest Expense"
           "Consolidated Net Income"
           "Cumulative Consolidated Interest Expense"
           "Cumulative Operating Cash Flow"
           "Debt to Operating Cash Flow Ratio"
           "Disinterested Director"
           "Operating Cash Flow"
           "Permitted Investment"
           "Permitted Payment"
           "Qualified Capital Stock"
           "Restricted Payments"
           "Tax Sharing Agreement"

THIRD SUPPLEMENTAL INDENTURE - Page 2

                                   ARTICLE TWO
                                   -----------

                   ELIMINATION OF CERTAIN EVENTS OF DEFAULT

     Section 201. Elimination. Pursuant to Section 902 of the Indenture, Article
                  -----------
Five of the Indenture (captioned "REMEDIES"), being Sections 501 through 516 thereof, inclusive, is hereby amended as follows:

               a. Section 501(c) of the Indenture is hereby amended by deleting the text of Section 501(c) in its entirety and substituting therefor the following:

               " (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a) or (b) of this Section 501 or in subclause (ii) of this clause (c) of this Section 501) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or
(y) to the Company and the Trustee by the Holders of at least 25% in the aggregate principal amount of the Outstanding Securities, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or (ii) there shall have been a default in the performance or breach of the provisions of Article Eight;"

               b. Section 501(d) of the Indenture is hereby amended by deleting the text of Section 501(d) in its entirety and substituting therefor the following: "Intentionally Omitted;"

               c. Section 501(f) of the Indenture is hereby amended by deleting the text of Section 501(f) in its entirety and substituting therefor the following: "Intentionally Omitted;"

               d. Section 501(g) of the Indenture is hereby amended by deleting the text of Section 501(g) in its entirety and substituting therefor the following: "Intentionally Omitted;"

                                  ARTICLE THREE
                                  -------------

                      ELIMINATION OF RESTRICTIVE COVENANTS

     Section 301. Elimination. Pursuant to Section 902 of the Indenture, Article
                  -----------
Ten of the Indenture (captioned "COVENANTS"), being Sections 1001 through 1021 thereof, inclusive, is hereby amended as follows:

THIRD SUPPLEMENTAL INDENTURE - Page 3

     a. Section 1008 of the Indenture is hereby amended by deleting the text of
Section 1008 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     b. Section 1009 of the Indenture is hereby amended by deleting the text of
Section 1009 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     c. Section 1010 of the Indenture is hereby amended by deleting the text of
Section 1010 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     d. Section 1011 of the Indenture is hereby amended by deleting the text of
Section 1011 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     e. Section 1012 of the Indenture is hereby amended by deleting the text of
Section 1012 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     f. Section 1013 of the Indenture is hereby amended by deleting the text of
Section 1013 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     g. Section 1014 of the Indenture is hereby amended by deleting the text of
Section 1014 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     h. Section 1015 of the Indenture is hereby amended by deleting the text of
Section 1015 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     i. Section 1016 of the Indenture is hereby amended by deleting the text of
Section 1016 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     j. Section 1017 of the Indenture is hereby amended by deleting the text of
Section 1017 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     k. Section 1018 of the Indenture is hereby amended by deleting the text of
Section 1018 in its entirety and substituting therefor the following:
"Intentionally Omitted."

     l. Section 1019 of the Indenture is hereby amended by deleting the text of
Section 1019 in its entirety and substituting therefor the following:
"Intentionally Omitted."

THIRD SUPPLEMENTAL INDENTURE - Page 4

     m. Section 1020(a) of the Indenture is hereby amended by deleting the text of Section 1020(a) in its entirety and substituting therefor the following:

     "The Company shall furnish to the Trustee, not less often than annually, a brief certificate signed by two executive officers of the Company, at least one of whom is the principal executive officer, principal financial officer or principal accounting officer of the Company, as to their knowledge of the Company's and each Guarantor's compliance with all conditions and covenants under this Indenture."

     n. Section 1021 of the Indenture is hereby amended by deleting the phrase "Sections 1006 through 1012, 1014 and 1017 through 1020" in the first sentence and substituting therefor the phrase "Sections 1006, 1007 and 1020".

                                  ARTICLE FOUR
                                  ------------

                                  MISCELLANEOUS

     Section 401. Effect of Supplemental Indenture. This Supplemental Indenture
                  --------------------------------
supplements the Indenture and shall be subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

     Section 402. Confirmation and Preservation of Indenture. The Indenture as
                  ------------------------------------------
supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     Section 403. Conflict With Trust Indenture Act. If any provision of this
                  ---------------------------------
Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Act"), that is required under the Act to be part of and govern any provision of this Supplemental Indenture, the provisions of the Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to the Indenture as so modified or excluded by this Supplemental Indenture, as the case may be.

     Section 404. Severability. If any provision in this Supplemental Indenture
                  ------------
shall be invalid, illegal or otherwise unenforceable, then the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 405. Counterparts. This Supplemental Indenture may be executed in
                  ------------
any number of counterparts, each of which, when so executed and delivered, shall be an original; such counterparts shall together constitute but one and the same instrument.

THIRD SUPPLEMENTAL INDENTURE - Page 5

     Section 406. Effectiveness. This Supplemental Indenture shall be effective
                  -------------
as of the opening of business on the Payment Date (as defined in the Tender Offer Documents).

     Section 407. Recitals. The recitals contained herein shall be taken as the
                  --------
statements of the Company. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture.

     Section 408. Governing Law. This Supplemental Indenture shall be governed
                  -------------
by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.





           [The rest of this page has been intentionally left blank.]

THIRD SUPPLEMENTAL INDENTURE - Page 6

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.


                 HEARST-ARGYLE TELEVISION, INC.
                 HEARST-ARGYLE TELEVISION STATIONS, INC.
                 WAPT HEARST-ARGYLE TELEVISION, INC.
                 KITV HEARST-ARGYLE TELEVISION, INC.
                 KHBS HEARST-ARGYLE TELEVISION, INC.
                 KMBC HEARST-ARGYLE TELEVISION, INC.
                 WBAL HEARST-ARGYLE TELEVISION, INC.
                 WCVB HEARST-ARGYLE TELEVISION, INC.
                 WISN HEARST-ARGYLE TELEVISION, INC.
                 WTAE HEARST-ARGYLE TELEVISION, INC.
                 OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC.
                 JACKSON HEARST-ARGYLE TELEVISION, INC.
                 HAWAII HEARST-ARGYLE TELEVISION, INC.
                 ARKANSAS HEARST-ARGYLE TELEVISION, INC.


                                    All By: /s/ Harry T. Hawks
                                           -------------------------------------
                                           Name:  Harry T. Hawks
                                           Title: Senior Vice President


Attest: /s/ Dean H. Blythe
       --------------------------
       Name:  Dean H. Blythe
       Title:  Secretary



                                            UNITED STATES TRUST COMPANY OF
                                             NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

Attest:
       ------------------------
       Name:
            -------------------
       Title:
             ------------------

THIRD SUPPLEMENTAL INDENTURE - Page 7

STATE OF New York                   (S)
                                    (S)
COUNTY OF New York                  (S)

         This instrument was acknowledged before me on February 26, 1998 by Harry T. Hawks, Senior Vice President of each of HEARST-ARGYLE TELEVISION, INC., HEARST-ARGYLE TELEVISION STATIONS, INC., WAPT HEARST-ARGYLE TELEVISION, INC., KITV HEARST-ARGYLE TELEVISION, INC., KHBS HEARST-ARGYLE TELEVISION, INC., KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC., WTAE HEARST-ARGYLE TELEVISION, INC., OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC., JACKSON HEARST-ARGYLE TELEVISION, INC., HAWAII HEARST-ARGYLE TELEVISION, INC. and ARKANSAS HEARST-ARGYLE TELEVISION, INC., on behalf of each said corporation. Given under my hand and official seal this 26th day of February, 1998.




                                        /s/ Kevin J. McCauley
                                        ---------------------------------------
                                        Signature


                                        Notary in and for the State of New York.


                                        [NOTARY SEAL APPEARS HERE]




THIRD SUPPLEMENTAL INDENTURE - Page 8

STATE OF New York                   (S)
                                    (S)
COUNTY OF New York                  (S)

     This instrument was acknowledged before me on February 26, 1998 by Dean H. Blythe, Secretary of each of HEARST-ARGYLE TELEVISION, INC., HEARST-ARGYLE TELEVISION STATIONS, INC., WAPT HEARST-ARGYLE TELEVISION, INC., KITV HEARST-ARGYLE TELEVISION, INC., KHBS HEARST-ARGYLE TELEVISION, INC., KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC., WTAE HEARST-ARGYLE TELEVISION, INC., OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC., JACKSON HEARST-ARGYLE TELEVISION, INC., HAWAII HEARST-ARGYLE TELEVISION, INC. and ARKANSAS HEARST-ARGYLE TELEVISION, INC., on behalf of each said corporation. Given under my hand and official seal this 26th day of February, 1998.




                                       /s/ Kevin J. McCauley
                                       -----------------------------------------
                                       Signature

                                       Notary in and for the State of New York.


STATE OF                     (S)       [NOTARY SEAL APPEARS HERE]
                             (S)
COUNTY OF                    (S)



     This instrument was acknowledged before me on February 26, 1998 by _________________, ______________________ of UNITED STATES TRUST COMPANY OF NEW
YORK, a New York bank and trust company, and on behalf of said bank and trust company. Given under my hand and official seal this 26th day of February, 1998.




                                       -----------------------------------------
                                       Signature

                                       Notary in and for the State of _________.

THIRD SUPPLEMENTAL INDENTURE - Page 9

STATE OF                            (S)
                                    (S)
COUNTY OF                           (S)

     This instrument was acknowledged before me on February 26, 1998 by Dean H. Blythe, Secretary of each of HEARST-ARGYLE TELEVISION, INC., HEARST-ARGYLE TELEVISION STATIONS, INC., WAPT HEARST-ARGYLE TELEVISION, INC., KITV HEARST-ARGYLE TELEVISION, INC., KHBS HEARST-ARGYLE TELEVISION, INC., KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC., WTAE HEARST-ARGYLE TELEVISION, INC., OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC., JACKSON HEARST-ARGYLE TELEVISION, INC., HAWAII HEARST-ARGYLE TELEVISION, INC. and ARKANSAS HEARST-ARGYLE TELEVISION, INC., on behalf of each said corporation. Given under my hand and official seal this 26th day of February, 1998.




                                      ------------------------------------------
                                      Signature

                                      Notary in and for the State of __________.


STATE OF Texas                      (S)
                                    (S)
COUNTY OF Dallas                    (S)

     This instrument was acknowledged before me on February 26, 1998 by [NAME APPEARS HERE], AUTHORIZED SIGNATORY of UNITED STATES TRUST COMPANY OF NEW YORK, a New York bank and trust company, and on behalf of said bank and trust company. Given under my hand and official seal this 26th day of February, 1998.




                                      [SIGNATURE APPEARS HERE]
                                      ------------------------------------------
                                      Signature

                                      Notary in and for the State of Texas.

THIRD SUPPLEMENTAL INDENTURE - Page 9